UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2011
STANLEY BLACK & DECKER, INC
(Exact name of Registrant as specified in its charter)

Connecticut	001-5224	06-0548860
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1000 Stanley Drive
New Britain, Connecticut 06053
(Address of principal executive offices)
Registrant’s telephone number: (860) 225-5111
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     See disclosure contained in Item 2.03 below, which is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
     See disclosure contained in Item 2.03 below, which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On March 11, 2011, Stanley Black & Decker, Inc. (the “Registrant”) with The Black & Decker Corporation, as Subsidiary Guarantor, entered into a Four Year Credit Agreement by and among the Registrant, the Subsidiary Guarantor, each of the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as lead arrangers and book runners, and Bank of America, N.A., as syndication agent, to provide for extensions of credit and revolving commitments up to an aggregate of $1.2 billion (the “Credit Agreement”).
     In connection with entering into the Credit Agreement, the Amended and Restated Credit Agreement dated as of February 27, 2008, as amended, among the Registrant, the lenders parties thereto and Citibank, N.A., as administrative agent was terminated by the Registrant. The 364-Day Credit Agreement dated as of March 12, 2010 among the Registrant, the Subsidiary Guarantor, the lenders parties thereto and Citibank, N.A. as administrative agent expired in accordance with its terms on March 11, 2011.
     The Credit Agreement consists of a $1.2 billion revolving credit loan. Borrowings under the Credit Agreement bear interest at a floating rate or rates equal to, at the option of the Registrant, the Eurocurrency rate or the prime rate, plus a margin specified in the Credit Agreement for Eurocurrency rate advances. A certain amount of the borrowings may be made in Euros or Pounds Sterling by certain designated subsidiaries of the Registrant.
     The Registrant must repay all advances by the earlier of (i) March 11, 2015 or (ii) the date of termination in whole, at the election of the Registrant, of the commitments by the lenders under the Credit Agreement (the “Termination Date”). The Credit Agreement provides the Registrant with the right to request prior to March 11, 2012 and prior to March 11, 2013 (each, a “Relevant Anniversary”) that the Termination Date of the Credit Agreement be extended for one year (each such extension, an “Extension”) as long as certain conditions specified in the Credit Agreement are satisfied. Any lender may refuse the request for an Extension (each such lender, a “Declining Lender”). Any Declining Lender may be replaced by the Registrant with one or more Additional Commitment Lenders, as such term is defined in the Credit Agreement, with the approval of the Administrative Agent.
     None of the proceeds from the Credit Agreement were drawn down at closing. The Registrant may be required to prepay any borrowings under the Credit Facility upon a change of control.
     The Credit Agreement contains covenants that include, among other things:
•	maintenance of an EBITDA interest covenant ratio which provides for the exclusion of certain restructuring charges as well as certain adjustments to reported interest

•	a limitation on creating liens on certain property of the Registrant and its subsidiaries;

•	a restriction on mergers, consolidations and sales of substantially all of the assets of the Registrant or its subsidiaries; and

•	a restriction on entering into certain sale-leaseback transactions.
     The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Registrant might be required to repay all amounts outstanding under the Credit Agreement.
     The investment banking firms that are a party to the Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Registrant and certain of its subsidiaries and affiliates.
     The description contained herein is a summary of certain material terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.
10.1	Four Year Credit Agreement, dated as of March 11, 2011, by and among the Registrant, The Black & Decker Corporation, as Subsidiary Guarantor, the lenders named therein, Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Lead Arrangers and Book Runners, and Bank of America, N.A., as Syndication Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 16, 2011

Stanley Black & Decker, Inc.
By:	/s/ Bruce H. Beatt
Bruce H. Beatt
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Four Year Credit Agreement, dated as of March 11, 2011, by and among the Registrant, The Black & Decker Corporation, as Subsidiary Guarantor, the lenders named therein, Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Lead Arrangers and Book Runners, and Bank of America, N.A., as Syndication Agent.